Exhibit 24
                                POWER OF ATTORNEY

The undersigned, being a director of Detection Systems, Inc. (the "Company"), hereby constitutes and appoints Karl H. Kostusiak, Frank J. Ryan, David B. Lederer and Christopher P. Gerace, or any of them, his true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 2000 Annual Report on Form 10-K, and any amendments thereto, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of the date marked below.

        May 24, 2000                               /s/ Donald R. Adair
        May 24, 2000                               /s/ Mortimer B. Fuller
        May 24, 2000                               /s/ Edward C. McIrvine
        May 30, 2000                               /s/ David B. Lederer